Exhibit 99.1

LIVE OAK MOBILITY ACQUISITION CORP. ANNOUNCES CANCELLATION OF SPECIAL MEETING OF STOCKHOLDERS AND ANTICIPATED REDEMPTION OF PUBLIC SHARES

MEMPHIS, Tenn., March 1, 2023 – Live Oak Mobility Acquisition Corp. (NYSE: LOKM, LOKM.U, LOKM WS) (“LOKM” or the “Company”) announced today the cancellation of its special meeting of stockholders (the “Special Meeting”) originally scheduled for March 2, 2023, and the withdrawal from consideration by the stockholders of LOKM of the proposals set forth in LOKM’s Definitive Proxy Statement on Schedule 14A filed with the U.S. Securities and Exchange Commission (the “SEC”) on February 10, 2023, as supplemented by the proxy supplement filed with the SEC on February 22, 2023 (the “Definitive Proxy Statement”).

LOKM expects that it will redeem all of its outstanding shares of Class A common stock sold as part of the units in LOKM’s initial public offering (whether they were purchased in the initial public offering or thereafter in the open market) because LOKM will not consummate an initial business combination within the time period required by its amended and restated certificate of incorporation. LOKM expects to announce additional information on such redemption in the coming days.

About Live Oak Mobility Acquisition Corp.

Live Oak Mobility Acquisition Corp. is a blank check company incorporated in Delaware formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses.

Forward Looking Statements

This press release may include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact included in this press release are forward-looking statements. When used in this press release, words such as “anticipate,” “believe,” “estimate,” “expect,” “intend” and similar expressions, as they relate to us or our management team, identify forward-looking statements. Such forward-looking statements are based on the beliefs of management, as well as assumptions made by, and information currently available to, the Company’s management. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors detailed in the Company’s filings with the SEC. All subsequent written or oral forward-looking statements attributable to us or persons acting on our behalf are qualified in their entirety by this paragraph. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including, without limitation, uncertainties relating to our ability to complete our initial business combination and those set forth in the “Risk Factors” section in the Definitive Proxy Statement and in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2021, filed with the SEC on March 30, 2022, and our Quarterly Reports on Form 10-Q filed with the SEC on May 16, 2022, August 11, 2022, and November 9, 2022, and in other reports we file with the SEC. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

Company Contact:

Gary K. Wunderlich, Jr.

Chief Financial Officer, President and Secretary

Live Oak Mobility Acquisition Corp.

(901) 685-2865

gwunderlich@liveoakmp.com